SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant      |X|
   Filed by a Party other than the Registrant   |_|

   Check the appropriate box:
   |_| Preliminary Proxy Statement      |_| Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
   |_|      Definitive Proxy Statement
   |_|      Definitive Additional Materials
   |X|      Soliciting Material Under Rule 14a-12

                                DSET Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5) Total fee paid:

--------------------------------------------------------------------------------

   |_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

   (3) Filing Party:

--------------------------------------------------------------------------------

   (4) Date Filed:

------------------------------------------------------------------------------

FILING PURSUANT TO RULE 14A-12; SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Statements in this filing regarding the proposed transaction between NE Technologies, Inc. and DSET Corporation, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about NE Technologies, Inc. or DSET Corporation, managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the transaction. NE Technologies, Inc. and DSET Corporation disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.



     The following is a communication that was distributed by DSET Corporation to its optionees pertaining to the proposed merger pursuant to which all outstanding shares of DSET will be acquired by a newly-formed subsidiary of NE Technologies, Inc., a Georgia corporation.

                                       November 27, 2002

Dear DSET Optionee:

            On November 8, 2002, DSET announced that it had entered into a definitive Agreement of Merger under which all outstanding shares of DSET will be acquired (the "Merger") by a newly-formed subsidiary of NE Technologies, Inc., a Georgia corporation, at $0.30 per share, an 87.5% increase over the closing price of DSET's Common Stock on November 7, 2002 of $0.16.

    1993 STOCK PLAN AND 1998 STOCK PLAN OPTIONS

            Pursuant to the terms of DSET's 1993 Stock Option Plan (the "1993 Stock Plan") and DSET's 1998 Stock Plan, as amended (the "1998 Stock Plan"), in the event of a transaction, such as the Merger, all outstanding stock options granted under the 1993 Stock Plan and the 1998 Stock Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume DSET's stock options or to substitute an equivalent option, DSET's Board of Directors shall, in lieu of such assumption or substitution, provide for each 1993 Stock Plan and 1998 Stock Plan optionee to have the right to exercise their stock options, including options which had not yet vested and would not otherwise be exercisable.

    ISPSOFT STOCK PLAN OPTIONS

            Pursuant to the terms of the ISPSoft Inc. 2000 Stock Plan (the "ISPSoft Stock Plan"), in the event of a transaction, such as the Merger, outstanding stock options subject to the ISPSoft Stock Plan shall be subject to the applicable agreement of merger or consolidation, which agreement, without the optionees' consent, may provide for the: (i) assumption of the ISPSoft Stock Plan and all outstanding options granted under the ISPSoft Stock Plan by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding options; or (iii) cancellation of all outstanding options without payment of any consideration.

    NOTICE TO THE 1993 STOCK PLAN, 1998 STOCK PLAN AND ISPSOFT STOCK PLAN OPTIONEES

            The Agreement of Merger states that all options granted under the 1993 Stock Plan, 1998 Stock Plan and/or the ISPSoft Stock Plan shall be exercised or terminated in accordance with the terms thereof. As an optionee under the 1993 Stock Plan, 1998 Stock Plan and/or the ISPSoft Stock Plan, we are hereby providing you with notice that your stock options are fully exercisable, including stock options which have not yet vested, for a period of fifteen (15) days from the date of this notice: December 16, 2002. Upon expiration of this fifteen (15) day period, all of your options will terminate and will no longer be exercisable.

            Should you choose to exercise your stock options granted under the 1993 Stock Plan, 1998 Stock Plan and/or the ISPSoft Stock Plan, please complete your stock option exercise form (copy attached) and forward it to my attention at the address listed above, together with your payment for the shares of Common Stock underlying your options.

            If you have any questions, please contact me at the office at (732) 945-6000 x111.


                                       Sincerely yours,

                                       /s/ Bruce M. Crowell

                                       Bruce M. Crowell
                                       Vice President and Chief Financial
                                       Officer

                                    EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION


TO:

FROM:

DATE:

RE:   Exercise of Stock Option

            I hereby  exercise my option to purchase                   shares of
Common Stock at $             per share (total exercise price of $            ),
effective  today's date. This notice is given in accordance with the terms of my
Stock Option  Agreement  dated           ,  19    .  The option price and vested
amount is in accordance with Sections 2 and 3 of the Stock Option Agreement.

            Attached is a check payable to DSET Corporation for the total exercise price of the shares being purchased. The undersigned confirms the representations made in Section 4 of the Stock Option Agreement.

            Please prepare the stock certificate in the following name(s):

                  ------------------------------------------

                  ------------------------------------------

            If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.

                                       Sincerely,

                                       -----------------------------------------
                                       (Signature)

                                       -----------------------------------------
                                       (Print or Type Name)


Letter and consideration
received on                   , 19  .
            ------------------    --

By:
    --------------------------------

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

DSET Corporation has filed a Preliminary Proxy Statement with the SEC and plans to mail to its shareholders a Proxy Statement in connection with a contemplated cash merger pursuant to which all outstanding shares of DSET will be acquired by a newly formed subsidiary of NE Technologies, Inc. at $0.30 per share. The Proxy Statement contains important information about NE Technologies, Inc., NE Technologies Acquisition Corporation, DSET Corporation, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully.

Investors and security holders can obtain free copies of the Proxy Statement and other documents filed with the SEC by DSET Corporation and by NE Technologies, Inc. through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders can obtain free copies of the Proxy Statement from DSET by contacting Mr. Bruce M. Crowell, c/o DSET Corporation, 661 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

NE Technologies and its subsidiary may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. DSET Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding DSET's directors and executive officers is contained in DSET's Form 10-K for the year ended December 31, 2001, as amended, and its proxy statement dated January 3, 2002, which are filed with the SEC. As of October 31, 2002, DSET's directors and executive officers beneficially owned approximately 1,167,979 shares, or 21.1%, of DSET's common stock. In addition, certain additional information regarding the directors and executive officers of DSET is set forth in the Company's Current Report on Form 8-K, filed with the SEC on November 1, 2002. A more complete description is available in the Proxy Statement.